Exhibit 10.15

BUSINESS ADVISORY AND FINANCIAL CONSULTING SERVICES AGREEMENT

This Business Advisory and Financial Consulting Services Agreement (the “Business Agreement”), is entered into and effective as of the 1st day of March, 2010 by and between Antoinette Boquiren (hereinafter referred to as the “Business Consultant”) and GreenChek Technology Inc. a Nevada incorporated company (hereinafter referred to as the “Corporation”), (collectively referred to herein as the “Parties”).

Preliminary Statement: The Corporation desires to be assured of the association and services of the Business Consultant in order to avail itself of the Business Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Corporation in business and/or financial and merger/acquisition matters and is therefore willing to engage Business Consultant upon the terms and conditions set forth herein. Business Consultant desires to be assured, and Corporation desires to assure Business Consultant, that, if Business Consultant associates with Corporation and allocates its resources necessary to provide Corporation with its business advisory and consulting services, Business Consultant will be paid the consideration described herein and said consideration will be non refundable, regardless of the circumstances.

Business Consultant agrees to be engaged and retained by Corporation for a period of six months subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Engagement. Corporation hereby engages Business Consultant on a non-exclusive basis, and Business Consultant hereby accepts the engagement to become a business and financial Consultant to Corporation and to render such advice, consultation,information, and services to the Directors and/or Officers of Corporationregarding general financial and business matters including, but not limited to the following:

1.1 Advice and Counsel. Business Consultant will provide advice and counsel regarding Corporation's strategic business plans, strategy and negotiations with potential business strategic partnering, corporate planning and or other general business consulting needs as expressed by Corporation.

a) Business Consultant will review and assess various financing strategies and solutions with Corporation. Business Consultant will help Corporation determine desirable financing amounts, terms, and structure.

Business Consultant will assist Corporation in determining Corproation's proper capital structure. The services which are contemplated under this Agreement shall not relate in any way to the offer or sale of securities in any capital-raising transaction and shall not directly or indirectly promote or maintain a market for the Corporation's securities. None of the services contemplated under this Agreement shall relate in any way to the raising of capital, promotion of the Corporation's securities or investor relations.

Business Consultant will provide general advice and counsel to Corporation regarding the structuring of its business. At Corporation's request, Business Consultant is available to be materially involved in negotiating acquisition terms and structure, and assisting with due diligence and documentation (see Section 1.3 for additional details and compensation structure).

Business Consultant will assist Corporation in the development and/or refinement of the strategic growth plan for the next six (6) months and related communications materials.

Business Consultant will assist Corporation with corporate governance structure involving Corporation's Board of Directors and committees. Business Consultant will also assist with the development and implementation of management and director compensation programs.

Business Consultant will assist Corporation in determining the short-term and long-term requirements for Corporation's financial reporting function.

1.2 Corporation Transaction Due Diligence. Business Consultant will participate and assist Corporation in the due diligence process, where possible, on all proposed financial transactions affecting Corporation of which Business Consultant is notified in writing in advance, including conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).

1.3 Mergers and Acquisitions. Business Consultant will provide assistance to Corporation, as mutually agreed, in introducing and/or assisting Corporation in identifying, acquiring, merging, and/or divesting on a non-exclusive basis, from time to time, as Consultant deems appropriate in its sole discretion, assisting in due-diligence, recommending transaction terms and providing advice and assistance during negotiations, as needed. It is expressly understood that Consultant shall have no power to bind Corporation to any contract or transaction obligation.

Business Consultant will introduce and/or assist the Corporation with one or more parties who might be interested in (whether by way of merger, consolidation, asset purchase, technology license, or substantially similar transaction) either, (a) acquiring some or all of Corporation's assets or, (b) selling some or all of their own assets to Corporation and/or, (c) entering into some form of strategic alliance with Corporation. Specifically, Business Consultant is available to assist Corporation with the review of target company financials and due diligence, and with the proposed valuation and structure of acquisitions. At Corporation's request, Business Consultant will act as Corporation's agent and sponsor in negotiations with acquisition targets, demonstrating to target companies that Corporation has the support of Business Consultant as Corporation pursues growth and development plans and strategies. Business Consultant is also available to assist Corporation with the documentation of transactions, including letters of intent, definitive agreements, and other closing documents.

If Business Consultant is materially involved in a completed transaction with a company introduced BY Corporation, Corporation agrees to pay Business Consultant five percent (5%) of the total value of the transaction in the same ratio of cash and/ or stock as the transaction. "Total value" shall include, but is not limited to cash, cash equivalents, stock, and the value of any consideration other than cash paid or received by Corporation. If Business Consultant is materially involved in a completed transaction with a company introduced BY Business Consultant, Corporation agrees to pay Business Consultant eight percent (8%) of the total value of the transaction in the same ratio of cash and / or stock as the transaction.

1.4 Additional Duties. Corporation and Business Consultant shall mutually agree, in writing, for any additional duties that Business Consultant may provide to Corporation for compensation paid or payable by Corporation under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

2. Compensation to Business Consultant.

2.1 Advisory Fee. As express consideration for Business Consultant entering into this Agreement and for the business advisory and financial consulting services to be performed herein, Corporation shall issue a fee of 3,500,000 restricted common shares due upon execution of this agreement.

2.2 The Corporation shall pay or reimburse Business Consultant for all reasonable, documented out-of-pocket expenses incurred by Business Consultant in performing Advisory Services (including, but not limited to, reasonable travel, hotel and meal expenses incurred by Business Consultant's employees and representatives in connection with the performance of Advisory Services and in accordance with the Business Consultant's applicable travel and expense policies). Business Consultant may invoice the Corporation periodically for all such expenses incurred, which invoice shall be accompanied by reasonable documentation of all expenses then being invoiced, and the Corporation shall pay Business Consultant the amount of such invoice within ten (10) days of the receipt of such invoice.

IN WITNESS WHEREOF, this Business Advisory and Financial Consulting Services Agreement has been duly executed by the parties this 1st day of March 2010.

Corporation:

Signed By:    /s/ Lincoln Parke
GREENCHEK TECHNOLOGY INC.

Business Consultant:

Signed By:    /s/ Antoinette Boquiren
ANTOINETTE BOQUIREN

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